UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2017 (March 3, 2017)

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) for Immunomedics, Inc. (the “Company”) was held at the Company’s headquarters, 300 The American Road, Morris Plains, New Jersey, on Friday, March 3, 2017. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•                  the election of seven (7) directors to serve for a one-year term ending at the 2017 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified;

•                  the non-binding advisory vote to approve the compensation of the Company’s named executive officers;

•                  the approval of the amendment and restatement of the Company’s certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company’s capital stock, all classes, from 165,000,000 shares, consisting of (i) 155,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), to 205,000,000 shares, consisting of (A) 195,000,000 shares of Common Stock, and (B) 10,000,000 shares of Preferred Stock; and

•                  the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.

At the close of business on January 24, 2017, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 106,077,642 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of 87.23% shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

1. With respect to the election of the director nominees for a one-year term ending at the 2017 Annual Meeting of Stockholders, based solely on a preliminary response from the inspector of election, the preliminary vote tally was as follows:

Name	For	Against	Abstain	Broker Non-Votes
Jason M. Aryeh	15,407,850	7,290,909	12,280,526	3,669,994
Dr. Geoff Cox	16,016,142	6,689,355	12,273,788	3,669,994
Robert Forrester	15,993,385	6,691,827	12,294,073	3,669,994
Dr. David M. Goldenberg	34,640,217	5,154,454	294,452	3,669,994
Brian A. Markison	31,934,245	7,384,719	14,348,304	3,669,994
Bob Oliver	31,374,181	5,481,678	12,286,502	3,669,994
Cynthia L. Sullivan	34,394,405	4,718,741	391,045	3,669,994
Behzad Aghazadeh	49,118,240	213,268	26,587	3,669,994
Scott Canute	48,949,712	381,796	26,587	3,669,994
Peter Barton Hutt	48,949,712	359,356	49,027	3,669,994
Dr. Khalid Islam	49,167,180	164,328	26,587	3,669,994

2. With respect to the non-binding advisory votes with respect to the approval of the compensation of the Company’s named executive officers, the votes were as follows:

			Broker
For	Against	Abstain	Non-Votes
33,542,193	53,859,218	1,461,675	3,669,994

3. With respect to the approval of the amendment and restatement of the Company’s certificate of incorporation, as amended, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
47,786,204	39,420,716	1,600,188	3,726,072

4. With respect to the ratification of the Company’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017, the votes were as follows:

For	Against	Abstain
89,991,791	1,869,976	671,413

This was a contested election of directors, the Company did not enter into a settlement with the contestants and the contestants did not withdraw their nominations of director candidates.

On the same date, board nominees and incumbent directors David Goldenberg, Brian A. Markison, Robert Forrester, Cynthia L. Sullivan , Geoffrey Cox and Bob Oliver (collectively, the “Plaintiffs”) filed an application with the Delaware Court of Chancery under Section 225 of the Delaware General Corporation Law to: (i) enter a status quo order recognizing the Plaintiffs as directors of the Company pending final judgment in a federal action filed by the Plaintiffs against the Defendants (as defined below) in the United States District Court for the District of Delaware on February 17, 2017, alleging violations by Defendants of federal securities laws and regulations; or (ii) declare under state law that the Plaintiffs are the validly elected directors of the Company or, alternatively, order a new election of directors, as well as a status quo order recognizing the Plaintiffs as directors during the pendency of the proceeding. Contestant candidates, Behzad Aghazadeh, Scott Canute, Peter Barton Hutt and Khalid Islam and venBio Select Advisor LLC were named defendants (collectively, the “Defendants”).

As the results set forth above are preliminary results only, the final results will be disclosed in an amendment to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

	By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Vice President, Finance and Chief Financial Officer

Date: March 9, 2017